UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2006

Anika Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	000-21326	04-3145961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 New Boston Street, Woburn, Massachusetts		01801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 932-6616

No Change Since Last Report
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b)  Resignation of Director

On December 14, 2006, Dr. Harvey S. Sadow, a Class II director of Anika Therapeutics, Inc. (the “Company”), retired and, as a result, resigned from the Board of Directors of the Company effective as of December 14, 2006.  Dr. Sadow served as a valued member of the Board of Directors of the Company since joining the Company’s Board of Directors in 1995.  Dr. Sadow served on the Nominating Committee of the Board of Directors.

(d)  Election of Director

On December 14, 2006, John C. Moran was appointed as a Class II director of the Company.  For his services as a director of the Company, Mr. Moran will be compensated consistent with the Company’s current compensation arrangements for its non-employee directors.  There are no arrangements or understandings between Mr. Moran and any other persons pursuant to which he has been appointed to the Company’s Board of Directors.  Neither Mr. Moran nor any member of his immediate family or any corporation, partnership or other business entity affiliated with Mr. Moran or any such immediate family member has entered into or proposes to enter into any transaction or series of transactions with the Company or any of its subsidiaries.  Mr. Moran was not appointed to any committees of the Board of Directors of the Company.

In connection with his appointment to the Board of Directors of the Company on December 14, 2006, John C. Moran was awarded a stock appreciation right under the Company’s 2003 Stock Option and Incentive Plan.  The stock appreciation right covers 4,500 shares of common stock of the Company and will be settled only in shares of the Company’s common stock at an exercise price of $12.36 per share, which was equal to the fair market value of a share of the Company’s stock on December 14, 2006.  The stock appreciation right vests and becomes exercisable in four equal yearly installments beginning on December 14, 2007, and terminates on the tenth anniversary of the date of grant, unless earlier terminated as a result of termination of service.

A copy of the press release issued by the Company on December 14, 2006 announcing Dr. Sadow’s resignation from the Board of Directors of the Company and the election of Mr. Moran to the Board of Directors of the Company is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(e)  Compensatory Arrangements

On December 14, 2006, the Board of Directors and the Compensation Committee of the Board of Directors of the Company awarded stock appreciation rights to the executive officers and exercised its discretion to approve cash bonus payments in respect of services rendered by the executive officers during 2006 in the following amounts set forth below opposite the name of such officer as follows:

	Cash Bonus for 2006	Stock Appreciation Rights Awarded
Charles H. Sherwood	$150,000	49,000
Frank J. Luppino	$38,168	13,000
Kevin W. Quinlan	$42,013	13,000

The stock appreciation rights awarded to the executive officers above were made under the Company’s 2003 Stock Option and Incentive Plan and become exercisable in four equal yearly installments beginning on December 14, 2007, and terminate on the tenth anniversary of the date of grant, unless earlier terminated as a result of termination of service.  The stock appreciation rights awarded to the executive officers will be settled only in shares of the Company’s common stock at an exercise price of $12.36 per share, which was equal to the fair market value of a share of the Company’s stock on December 14, 2006.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Anika Therapeutics, Inc. on December 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANIKA THERAPEUTICS, INC.

December 20, 2006	By:	/s/ Kevin W. Quinlan
Kevin W. Quinlan
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Anika Therapeutics, Inc. on December 14, 2006